UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 30, 2011

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-49388	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30 East 76 th Street, 6 th Floor, New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 249-3050

Media Exchange Group, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Richard A. Friedman, Esq.
Stephen A. Cohen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on June 6, 2011, Media Exchange Group, Inc. (the “Company”) entered into an asset purchase agreement (the “Consorteum Purchase Agreement”) with Consorteum Holdings, Inc. (“Consorteum”) pursuant to which the Company has agreed to sell, transfer and assign to Consorteum, and Consorteum has agreed to purchase from the Company, all of the Company rights, title and interests to, and agreements relating to, its digital trading card business and platform as well as all other intangible assets of the business in exchange for Consorteum assuming an aggregate principal amount of $1,864,152 of indebtedness of the Company (the “Assumed Indebtedness”) in accordance with the terms of that certain assignment and assumption agreement executed on June 6, 2011. Such rights include, but are not limited to, the Company’s name, phone number and listing, goodwill and other intangible assets (including its rights to any intellectual property or proprietary technology), as well as the company’s rights under certain licensing agreements.

On June 6, 2011, the Company and Consorteum entered into an amendment agreement (the “Amendment Agreement”) to the Consorteum Purchase Agreement pursuant to which the parties agreed, among other things, that the obligations of the Parties to consummate the transactions contemplated by the Purchase Agreement is subject to (i) the approval of the Board of Directors of each of the parties, and (ii) the completion of the assignment of the Assumed Liabilities (including receipt of all the necessary consents of the holders of all outstanding indebtedness of the Buyer).

On June 30, 2011, the Company and Consorteum agreed to waive the requirement that the conditions precedent set forth in the Consorteum Purchase Agreement be satisfied on or before closing and each party agreed that as of the date of the Consorteum Purchase Agreement, the Buyer shall assume an aggregate of $1,477,052 of principal indebtedness from Seller plus accrued interest totaling $275,464 in accordance with the terms of the Consorteum Purchase Agreement. The foregoing included notes payable to affiliates of the Company totaling $450,000.  Notwithstanding the foregoing, Buyer agreed to provide the Seller a guaranty, whereby Buyer agrees to unconditionally and irrevocably guarantee to Seller the prompt and complete payment, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of the Assumed Indebtedness, including any Assumed Indebtedness which Seller has not received the necessary consent for as of the date of the waiver. As a result of the foregoing, the transactions contemplated by the Consorteum Purchase Agreement closed on June 30, 2011.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2011, the Company changed its name from Media Exchange Group, Inc. to Intellicell Biosciences, Inc.  In addition, effective July 7, 2011, the Company’s quotation symbol on the Pink Sheets was changed from CWLC to SVFC.  A copy of the Articles of Merger changing the Company’s name to Intellicell Biosciences, Inc. is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(b)            Pro Forma Financial Information

Our unaudited pro forma condensed combined financial statements as of December 31, 2010 are incorporated herein by reference to Exhibit 99.1 to this report.

Our unaudited pro forma condensed combined financial statements as of March 31, 2011 are incorporated herein by reference to Exhibit 99.2 to this report.

(d)            Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

3.1	Articles of Merger, dated June 27, 2011, changing the Company’s name to Intellicell Biosciences, Inc.

10.1
Asset Purchase Agreement, dated June 6, 2011, by and between Media Exchange Group, Inc. and Consorteum Holdings, Inc. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

10.2
Assignment and Assumption Agreement, dated June 6, 2011, by and between Media Exchange Group, Inc. and Consorteum Holdings, Inc. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

10.3
Amendment Agreement, dated June 6, 2011, by and between Consorteum Holdings, Inc. and Media Exchange Group, Inc. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2011 and incorporated herein by reference).

10.4	Guaranty, dated June 30, 2011, by Consorteum Holdings, Inc. in favor of Media Exchange Group, Inc.

10.5	Waiver, dated June 30, 2011, by and between Media Exchange Group, Inc. and Consorteum Holdings, Inc.

10.6	Letter Agreement, dated July 21, 2011, by and between Intellicell Biosciences, Inc. (f/k/a Media Exchange Group, Inc.) and Consorteum Holdings, Inc.

99.1
Unaudited pro forma condensed combined financial statements of Intellicell Biosciences, Inc., and subsidiary as of December 31, 2010 and unaudited pro forma condensed combined Statements of Loss as of December 31, 2010.

99.2
Unaudited pro forma condensed combined financial statements of Intellicell Biosciences, Inc., and subsidiary as of March 31, 2011 and unaudited pro forma condensed combined Statements of Loss as of March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: July 25, 2011	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer

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